FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of August 20, 2020, by and among INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership, as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and CONFORMIS, INC., a Delaware corporation, IMATX, Inc., a California corporation and Conformis Cares LLC, a Delaware limited liability company (individually and collectively, jointly and severally, “Borrower”).
WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of June 25, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
WHEREAS, Borrower, Required Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement and provide a certain waiver as set forth herein.
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Required Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	The following Section 7.14 is hereby added to the Loan Agreement:

7.14    Indian Subsidiary. Transfer any Intellectual Property to Indian Subsidiary or allow Indian Subsidiary to maintain any Intellectual Property.

3.	Section 13 of the Loan Agreement is hereby amended by amending and restating the following definitions therein as follows:

“Permitted Investments” are:
(a)    Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;
(b)    Investments consisting of cash and Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;
(c)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
(d)    Investments consisting of Deposit Accounts in which Collateral Agent has a perfected security interest;
(e)    Investments in connection with Transfers permitted by Section 7.1;
(f)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors, not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate for (i) and (ii) in any fiscal year;

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(g)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(h)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary;
(i)    Investments in Subsidiaries (other than the Indian Subsidiary during fiscal year 2020), not to exceed One Hundred Thousand Dollars ($100,000.00) per fiscal year for each Subsidiary;
(j)    Investments in the Indian Subsidiary during the fiscal year 2020 that do not exceed Two Hundred Seventy-Five Thousand Dollars ($275,000.00) in the aggregate; and
(k)    Non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support.
“Shares” is all of the issued and outstanding capital stock, membership or partnership units or other securities or ownership interest held by Borrower or its Subsidiaries of any Subsidiary; provided, however, the Shares shall not include more than sixty five percent (65%) of the issued and outstanding capital stock, membership or partnership units or other securities or ownership interest owned or held of record by the Borrower or any of its Subsidiaries of any Foreign Subsidiary (including, without limitation, the Indian Subsidiary).

4.	Section 13 of the Loan Agreement is hereby further amended by adding the following definition thereto in alphabetical order:

“Indian Subsidiary,” the name of which must be approved by the relevant Indian governmental authority or authorities, is expected to be “Conformis India LLP” or, alternatively, “Conformis Orthopedics LLP,” or such other name as may be approved by said authority or authorities, a wholly owned Subsidiary of the Borrower and ConforMIS Europe GmbH that is organized and existing under applicable laws of India.

5.
Without limiting the generality of the provisions of Section 4.3 of the Loan Agreement, Borrower hereby pledges, assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in the Shares of the Indian Subsidiary, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. No later than four weeks after the formation of the Indian Subsidiary, Borrower shall provide evidence to Collateral Agent, in such form and substance as are reasonably acceptable to Collateral Agent, that the limited liability partnership agreement (or similar governing agreement) of the Indian Subsidiary notes such pledge of the Shares of the Indian Subsidiary.

6.	Limitation of Amendment.

a.
The amendments and waivers set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

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b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

7.	To induce Collateral Agent and Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Required Lenders as follows:

a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (other than the Potential Event of Default) has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

8.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

9.
The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising

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out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

10.	This Amendment shall be deemed effective as of the date first set forth above upon the due execution and delivery to Collateral Agent of this Amendment by each party hereto.

11.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

12.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

CONFORMIS, INC.

By:	/s/ Mark Augusti
Name:	Mark Augusti
Title:	President & Chief Executive Officer

BORROWER:

IMATX, INC.

By:	/s/ Mark Augusti
Name:	Mark Augusti
Title:	President & Treasurer

BORROWER:

CONFORMIS CARES LLC

By:	/s/ Mark Augusti
Name:	Mark Augusti
Title:	President & Chief Financial Officer

COLLATERAL AGENT AND REQUIRED LENDER:

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By: Innovatus Life Sciences GP, LP
Its: General Partner

By:	/s/ Andrew Dym
Name:	Andrew Dym
Title:	Authorized Signatory

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